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                                                                    EXHIBIT 99.1

                                                      NEWS RELEASE
              [LAKES                                  LAKES ENTERTAINMENT, INC.
      ENTERTAINMENT, INC. LOGO]                       130 CHESHIRE LANE
                                                      MINNETONKA, MN  55305
                                                      952-449-9092
                                                      952-449-9353 (fax)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Wednesday, May 14, 2003


    LAKES ENTERTAINMENT, INC. NAMES TIMOTHY J. COPE TO TAKE ON PRESIDENT ROLE


MINNEAPOLIS, MAY 14, 2003 -- LAKES ENTERTAINMENT, INC. A MINNESOTA CORPORATION (NASDAQ "LACO") today announced that Timothy J. Cope has been named President of the Company. Mr. Cope, a gaming industry veteran, has been with Lakes since its inception in 1998 as Executive Vice President, Chief Financial Officer and a Director. He will continue on as Chief Financial Officer and Director along with his new responsibilities as President.

Lyle Berman, Chairman of the Board and Chief Executive Officer of Lakes had previously held the position of President. Mr. Berman offered the following, "Tim Cope has devoted a tremendous amount of time and energy to Lakes and on behalf of our employees and the shareholders of Lakes, I congratulate him on this promotion. I look forward to continuing to work closely with Tim to create long-term value for our shareholders." Mr. Cope stated, "I am very excited about this opportunity and I am committed to the success of Lakes including the successful completion and opening of our Native American owned casino projects."

Lakes Entertainment, Inc. currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. Lakes Entertainment also has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming, which is currently being disputed by the Tribe. Additionally, the Company owns approximately 80% of World Poker Tour, LLC, a joint venture formed to film and produce poker tournaments for television broadcast.



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Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".


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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owned to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
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